Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2019 First Quarter Results

MONROVIA, Calif., September 5, 2018 — AeroVironment, Inc. (NASDAQ: AVAV) today reported financial results for its first quarter ended July 28, 2018.

“Our strong funded backlog at the end of fiscal 2018 and continued execution of our strategy enabled us to deliver $78 million in revenue from continuing operations, a 127 percent increase year-over-year, and $0.85 earnings per diluted share from continuing operations, which included $0.26 from a one-time litigation settlement,” said Wahid Nawabi, AeroVironment president and chief executive officer. “With the divestiture of our Efficient Energy Systems business, we have transformed AeroVironment into a future-defining technologies solution provider serving large and growing global defense, telecommunications and commercial markets. Strength in the end markets for our small UAS and Tactical Missile Systems, combined with continued progress in our HAPSMobile, Inc. joint venture, position us well to achieve our fiscal year 2019 objectives and our long-term value creation goals.”

During the first quarter of fiscal 2019, the Company adopted the new revenue accounting standard, ASC 606, using the full retrospective method. All periods presented have been revised to reflect the adoption of the standard.

FISCAL 2019 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2019 was $78.0 million, an increase of 127%  from first quarter fiscal 2018 revenue of $34.4 million. The increase in revenue was due to an increase in product sales of $36.5 million and an increase in service revenue of $7.1 million.

Gross margin for the first quarter of fiscal 2019 was $32.6 million, an increase of 275%  from first quarter fiscal 2018 gross margin of $8.7 million. The increase in gross margin was primarily due to an increase in product margin of $22.7 million and an increase in service margin of $1.2 million. As a percentage of revenue, gross margin increased to 42% from 25%. The increase in gross margin percentage was primarily due to an increase in sales volume and an increase in the proportion of product sales to total revenue.

Income from continuing operations for the first quarter of fiscal 2019 was $14.2 million, an increase from first quarter fiscal 2018 loss from continuing operations of $8.1 million. The increase in income from continuing operations was primarily a result of an increase in gross margin of $23.9 million, partially offset by an increase in research and development (“R&D”) expense of $0.9 million and an increase in selling, general and administrative (“SG&A”) expense of $0.7 million.

Other income, net, for the first quarter of fiscal 2019 was $9.3 million compared to other income, net of $0.5 million for the first quarter of fiscal 2018. The increase in other income, net was primarily due to a one-time gain from a litigation settlement.

Provision for income taxes for the first quarter of fiscal 2019 was $2.6 million compared to a benefit for income taxes of $3.2 million for the first quarter of fiscal 2018. The increase in provision for income taxes was primarily due to the increase in income before income taxes. The provision for income taxes was also impacted by a reduction of the federal statutory tax rate from 35% to 21% as a result of the Tax Cut and Jobs Act of 2017.

Equity method investment activity, net of tax, for the first quarter of fiscal 2019 was a loss of $0.6 million associated with our investment in HAPSMobile, Inc. joint venture formed in December 2017.

Gain on sale of a business, net of tax for the first quarter of fiscal 2019 was $8.8 million and resulted from the sale of our EES business.

Loss from discontinued operations, net of tax for the first quarter of fiscal 2019 was $1.9 million compared to loss from discontinued operations, net of tax for the first quarter of fiscal 2018 of $1.5 million.

Net income attributable to AeroVironment for the first quarter of fiscal 2019 was  $27.3 million, an increase from first quarter fiscal 2018 net loss attributable to AeroVironment of $5.9 million.

Earnings per diluted share from continuing operations attributable to AeroVironment for the first quarter of fiscal 2019 was  $0.85 compared to a  loss per share from continuing operations attributable to AeroVironment for the first quarter fiscal 2018 of $0.19.

BACKLOG

As of July 28, 2018,  funded backlog (remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $157.0 million compared to $71.1 million as of July 29, 2017.

FISCAL 2019 — OUTLOOK FOR THE FULL YEAR

For fiscal 2019, the company continues to expect its continuing operations to generate revenue of between $290 million and $310 million, and earnings per diluted share of between $1.10 and  $1.40 at 5% ownership of the HAPSMobile, Inc. joint venture. The earnings per diluted share range includes a one-time gain of $0.26 from a litigation settlement. The company has the right to increase its ownership percentage of HAPSMobile, Inc. to 19% at any time prior to the first flight test of the HAPSMobile aircraft under development.

The foregoing estimates are forward looking and reflect management's view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday,  September 5, 2018, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Wahid Nawabi, president and chief executive officer, Teresa P. Covington, chief financial officer and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (800) 708-4539 (U.S.) and enter the passcode 47456012 or (847)  619-6396 (international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the company's website, at http://investor.avinc.com. The audio replay will also be available via telephone from Wednesday,  September 5, 2018, at approximately 4:00 p.m. Pacific Time through September 12, 2018, at 11:59 p.m. Pacific Time.  Dial (888) 843-7419 and enter the passcode 47456012#. International callers should dial (630) 652-3042 and enter the same passcode number to access the audio replay.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty.  Based in California, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts;  risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. Government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator and create new market opportunities; changes in significant operating expenses, including components and raw materials; failure to develop new products; the extensive regulatory requirements governing our contracts with the U.S. government; product liability, infringement and other claims; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended
	July 28,	July 29,
	2018	2017
	(Unaudited)
Revenue:
Product sales	$55,313	$18,780
Contract services (inclusive of related party revenue of $11,563 and $2,551 for the three months ended July 28, 2018 and July 29, 2017, respectively)	22,730	15,581
	78,043	34,361
Cost of sales:
Product sales	29,811	15,972
Contract services	15,643	9,691
	45,454	25,663
Gross margin:
Product sales	25,502	2,808
Contract services	7,087	5,890
	32,589	8,698
Selling, general and administrative	11,956	11,287
Research and development	6,435	5,542
Income (loss) from continuing operations	14,198	(8,131)
Other income:
Interest income, net	906	512
Other income, net	8,388	4
Income (loss) from continuing operations before income taxes	23,492	(7,615)
Provision (benefit) for income taxes	2,567	(3,221)
Equity method investment activity, net of tax	(602)	—
Net income (loss) from continuing operations	20,323	(4,394)
Discontinued operations:
Gain on sale of business, net of tax expense of $2,577	8,843	—
Loss from discontinued operations, net of tax	(1,850)	(1,488)
Net income (loss) from discontinued operations	6,993	(1,488)
Net income (loss)	27,316	(5,882)
Net loss attributable to noncontrolling interest	14	23
Net income (loss) attributable to AeroVironment	$27,330	$(5,859)
Net income (loss) per share attributable to AeroVironment—Basic
Continuing operations	$0.86	$(0.19)
Discontinued operations	0.30	(0.06)
Net income (loss) per share attributable to AeroVironment—Basic	$1.16	$(0.25)
Net income (loss) per share attributable to AeroVironment—Diluted
Continuing operations	$0.85	$(0.19)
Discontinued operations	0.29	(0.06)
Net income (loss) per share attributable to AeroVironment—Diluted	$1.14	$(0.25)
Weighted-average shares outstanding:
Basic	23,574,595	23,336,305
Diluted	24,010,303	23,336,305

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	July 28,	April 30,
	2018	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$170,788	$143,517
Short-term investments	118,303	113,649
Accounts receivable, net of allowance for doubtful accounts of $1,033 at July 28, 2018 and $1,080 at April 30, 2018	13,802	56,813
Unbilled receivables and retentions (inclusive of related party unbilled receivables of $9,504 at July 28, 2018 and $3,145 at April 30, 2018)	59,870	16,872
Inventories, net	42,244	37,425
Prepaid expenses and other current assets	5,196	5,103
Current assets of discontinued operations	—	25,668
Total current assets	410,203	399,047
Long-term investments	36,712	40,656
Property and equipment, net	19,347	19,219
Deferred income taxes	11,800	11,494
Other assets	2,299	3,002
Total assets	$480,361	$473,418
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,939	$21,340
Wages and related accruals	10,624	16,851
Income taxes payable	8,898	4,085
Customer advances	1,627	3,564
Other current liabilities	6,664	6,954
Current liabilities of discontinued operations	—	9,294
Total current liabilities	40,752	62,088
Deferred rent	1,476	1,536
Other non-current liabilities	958	622
Deferred tax liability	67	67
Liability for uncertain tax positions	49	49
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at July 28, 2018 and April 30, 2018	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—23,923,342 shares at July 28, 2018 and 23,908,736 at April 30, 2018	2	2
Additional paid-in capital	170,789	170,139
Accumulated other comprehensive income (loss)	16	(21)
Retained earnings	266,243	238,913
Total AeroVironment stockholders’ equity	437,050	409,033
Noncontrolling interest	9	23
Total equity	437,059	409,056
Total liabilities and stockholders’ equity	$480,361	$473,418

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	July 28,	July 29,
	2018	2017
Operating activities
Net income (loss)	$27,316	$(5,882)
Gain on sale of business, net of tax	(8,843)	—
Loss from discontinued operations, net of tax	1,850	1,488
Net income (loss) from continuing operations	20,323	(4,394)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,746	1,406
Loss from equity method investments	602	—
Impairment of long-lived assets	—	9
Provision for doubtful accounts	(48)	209
Gains on foreign currency transactions	(2)	(106)
Deferred income taxes	(306)	(597)
Stock-based compensation	1,287	1,326
Amortization of held-to-maturity investments	(115)	474
Changes in operating assets and liabilities:
Accounts receivable	43,189	43,819
Unbilled receivables and retentions	(42,998)	6,234
Inventories	(4,819)	(10,224)
Income tax receivable	—	(3,385)
Prepaid expenses and other assets	(133)	358
Accounts payable	(9,893)	(5,504)
Other liabilities	(3,797)	(4,306)
Net cash provided by operating activities of continuing operations	5,036	25,319
Investing activities
Acquisition of property and equipment	(1,423)	(2,705)
Proceeds from sale of business	31,994	—
Redemptions of held-to-maturity investments	78,909	59,280
Purchases of held-to-maturity investments	(81,646)	(41,806)
Redemptions of available-for-sale investments	2,250	450
Net cash provided by investing activities from continuing operations	30,084	15,219
Financing activities
Principal payments of capital lease obligations	(57)	(92)
Tax withholding payment related to net settlement of equity awards	(819)	(212)
Exercise of stock options	67	1,640
Net cash (used in) provided by financing activities from continuing operations	(809)	1,336
Discontinued operations
Operating activities of discontinued operations	(6,609)	(4,037)
Investing activities of discontinued operations	(431)	(268)
Financing activities of discontinued operations	—	—
Net cash used in discontinued operations	(7,040)	(4,305)
Net increase in cash and cash equivalents	27,271	37,569
Cash and cash equivalents at beginning of period	143,517	79,904
Cash and cash equivalents at end of period	$170,788	$117,473
Supplemental disclosures of cash flow information
Cash (refunds) paid, net during the period for:
Income taxes	$(7)	$1,803
Non-cash activities
Unrealized gain on investments, net of deferred tax expense of $51 and $4, respectively	$57	$2
Reclassification from share-based liability compensation to equity	$—	$384
Change in foreign currency translation adjustments	$(20)	$—
Acquisitions of property and equipment included in accounts payable	$595	$644

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com